UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 4, 2004
                                                          ---------------



                            CIRCUIT CITY STORES, INC.
             (Exact name of registrant as specified in its charter)


                                    Virginia
                         (State or other jurisdiction of
                         incorporation or organization)

  001-05767                                                   54-0493875
  ---------                                                   ----------
 (Commission                                               (I.R.S. Employer
  File No.)                                               Identification No.)


                  9950 Mayland Drive, Richmond, Virginia 23233
               (Address of principal executive offices) (Zip Code)



                                 (804) 527-4000
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))





                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01.  Entry into a Material Definitive Agreement.

See Item 5.02 for a discussion of the Employment Agreement, entered into effective October 4, 2004, between Circuit City Stores, Inc. (the "Company") and Philip J. Schoonover, the Company's newly appointed Executive Vice President, Chief Merchandising Officer. The Employment Agreement is Exhibit 10.1 to this report.


                 SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 4, 2004, Circuit City Stores, Inc. announced that its Board of Directors had appointed Philip J. Schoonover to the position of Executive Vice President, Chief Merchandising Officer. The press release is Exhibit 99.1 to this report.

Mr. Schoonover, 44, was executive vice president - customer segments at Best Buy Co., Inc. from April 2004 until September 2004. He joined Best Buy in 1995, and previously served as executive vice president - new business development from February 2002 until April 2004 and executive vice president - digital technology solutions from February 2001 until February 2002. Before that he served for five years as senior vice president - merchandising. Before joining Best Buy, he was an executive vice president at TOPS Appliance City.

Mr. Schoonover's Employment Agreement is for an initial term of two years, and provides for an annual base salary of $600,000. Mr. Schoonover will also receive a $750,000 signing bonus. Upon conclusion of fiscal year 2005, Mr. Schoonover will receive an annual bonus in the amount of $480,000. In subsequent fiscal years, at the discretion of the Company's Compensation Committee, Mr. Schoonover will be eligible for an annual bonus that is not less than 80% of his base salary.

Mr. Schoonover's Employment Agreement provides for continuation of base salary and target bonus for one year and participation in employee benefit plans for two years following termination by the Company without cause, termination by Mr. Schoonover for good reason or a decision by the Company not to renew the agreement at the end of the initial term or renewal period. In those circumstances, the agreement also generally provides that Mr. Schoonover will be entitled to outplacement services of up to $50,000 and full vesting of any unvested stock options or any outstanding restricted stock, excluding restricted stock grants issued under a performance-based plan, that would become vested through the initial term or the then current term of the Agreement. After a change in control, the agreement also provides benefits upon Mr. Schoonover's termination of employment either by the Company for any reason other than death, disability or cause, or by Mr. Schoonover voluntarily in the thirteenth month or for good reason within one year following a change of control. These benefits are a payment of a severance amount equal to two times his salary and target bonus, health care continuation for two years, outplacement services up to $50,000 and a payment equal to two times the annual cost of perquisites. The agreement indemnifies Mr. Schoonover for potential excise taxes under the Internal Revenue Code in such circumstances. The agreement also contains provisions confirming Mr. Schoonover's obligation to maintain the confidentiality of proprietary information and not to compete with the Company for one year after termination of employment or solicit its employees for two years after termination of employment.

Mr. Schoonover was granted a non-qualified stock option grant of 350,000 shares vesting in three equal annual installments from the grant date; a grant of 25,000 shares of restricted stock vesting in equal amounts on October 4, 2006 and October 4, 2007; and a grant of 50,000 shares of performance restricted stock that will vest on October 4, 2006 if Circuit City's fiscal year 2006 operating profit margin is 4%. Achievement of a 5% operating profit margin in fiscal year 2006 will result in vesting of an additional 25,000 shares of restricted stock on October 4, 2006; achievement of a 6% operating profit margin in fiscal year 2006 will result in vesting of an additional 50,000 shares of restricted stock on October 4, 2006.

                  SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits.

(c)      Exhibits

         Exhibit No.       Description of Exhibit
         10.1              Employment  Agreement  between the company and Philip
                           J. Schoonover effective October 4, 2004.
         10.2              Form of Non-Qualified Stock Option Grant letter
         10.3              Form of Restricted Stock Grant letter
         10.4              Form of Performance Restricted Stock Grant letter
         99.1              Press Release Issued October 4, 2004







                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            CIRCUIT CITY STORES, INC.



                            By: /s/ W. Alan McCollough
                                ---------------------------------------
                                W. Alan McCollough
                                Chairman, President and Chief Executive Officer



Date:    October 4, 2004





                                  EXHIBIT INDEX




                  Exhibit No.       Description of Exhibit

                  10.1 Employment Agreement between the company and Philip J. Schoonover effective October 4, 2004.
                  10.2 Form of Non-Qualified Stock Option Grant letter
                  10.3              Form of Restricted Stock Grant letter
                  10.4 Form of Performance Restricted Stock Grant letter
                  99.1              Press Release Issued October 4, 2004